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                                                                    Exhibit 24-B





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Chrysler Corporation and consolidated subsidiaries on Form S-8 of our report dated January 18, 1994, appearing in the Annual Report on Form 10-K of Chrysler Corporation and consolidated subsidiaries for the year ended December 31, 1993.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan
October 6, 1994